EXHIBIT 23

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-75344), Form S-8 (No. 333-97435) and Form S-8 (No. 333-108373) of MedicalCV, Inc. of our report dated June 4, 2004, except for the sixth paragraph of Note 5 as to which the date is June 30, 2004, relating to the financial statements, which appears in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
July 29, 2004